Exhibit 99.1

NEWS RELEASE

For Immediate Release

TriZetto Signs Definitive Agreement to Acquire Plan Data Management, Inc.

to Bolster its Medicare Advantage Solutions and

Applied Business Intelligence Capabilities

NEWPORT BEACH, Calif. – October 27, 2006 – The TriZetto Group, Inc. (NASDAQ: TZIX) today announced that it has signed a definitive agreement to acquire privately held Plan Data Management, Inc., a leading provider of revenue enhancement software and administrative efficiency solutions for payers that service members in Medicare Advantage, Medicare Part D and Medicaid plans. The transaction is subject to customary closing conditions and is expected to close during the fourth quarter of 2006.

“Many payers are focused on government programs as a key growth area, but most of the vendors are fragmented and cannot offer solutions that are integrated with their transaction systems to effectively manage and optimize revenue from their Medicare Advantage programs,” said Jeff Margolis, TriZetto’s chairman and chief executive officer. “Bringing Plan Data Management into TriZetto adds new high-return solutions to our portfolio of software and services for payers and further leverages our expanding customer base.”

“Joining with Trizetto offers us further opportunities to assist payers who are focusing on the Medicare market,” said Stephen Jackson, managing director of Plan Data Management, who will continue to lead the group as part of TriZetto. “This is the fastest growing segment of the payer industry and is being driven by the Medicare Modernization Act and a rapidly aging population.”

About Plan Data Management

Plan Data Management is a business solutions company focused on providing software and services to the healthcare industry. Founded in 1998, the company’s primary products assist Medicare Advantage and Medicare Part D Plans to optimize revenue, reduce administration costs and improve compliance. The company’s other products address fraud & abuse in the healthcare industry, and informatics for payer decision support. Clients are served from corporate offices in New York City by a management team with significant industry experience. www.plandatamgmt.com

About TriZetto

Touching more than 35% of the U.S. insured population, TriZetto is distinctly focused on accelerating the ability of healthcare payers to lead the industry’s transformation to consumer-retail healthcare. The company provides premier information technology solutions that enhance its customers’ revenue growth, increase their administrative efficiency and improve the cost and quality of care for their members. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company’s broad array of payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash, the closing of and anticipated dilution or accretion of the Plan Data Management, QCSI or other acquisitions, or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations; and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of October 27, 2006. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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Contacts:	Investors:	Media:
	Brad Samson	Brian Bogie, Schwartz Communications
	949-719-2220	781-301-1052
	brad.samson@trizetto.com	bbogie@schwartz-pr.com